As filed with the Securities and Exchange Commission on June 27, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2091509
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
__________________

1331 L Street, NW, Washington, DC  20005
(Address, including zip code, of principal executive offices)

CoStar Group, Inc.
2007 Stock Incentive Plan, as amended
(Full Title of the Plan)

Andrew C. Florance CEO and President CoStar Group, Inc. 1331 L Street, NW Washington, DC 20005 (202) 346-6500 Fax: (202) 346-6703	Jonathan Coleman, Esq. General Counsel CoStar Group, Inc. 1331 L Street, NW Washington, DC 20005 (202) 346-6500 Fax: (202) 346-6703

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
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CALCULATION OF REGISTRATION  FEE
Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock $.01 par value	1,476,000 shares	$76.76	$113,297,760	$12,984

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares as may be issued under the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended, as a result of adjustments to the number of outstanding shares of Common Stock by reason of any recapitalization, stock split, stock dividend or similar transaction, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.

(2) Pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, the Registrant has computed the maximum offering price for the 1,476,000 shares to be registered solely for the purpose of computing the registration fee by reference to the average of the high and low sale prices for the Registrant’s Common Stock as quoted on the Nasdaq Global Select Market on June 25, 2012.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is filed by CoStar Group, Inc., a Delaware corporation (the “Registrant” or the “Company”), relating to 1,476,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), issuable under the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended (the “Plan”), which Common Stock is in addition to the 3,170,000 shares of Common Stock registered on the Company’s Form S-8 filed on June 22, 2007 (Commission File No. 333-143968) (the “2007 Prior Registration Statement”) and the 1,723,000 shares of Common Stock registered on the Company’s Form S-8 filed on June 9, 2010 (Commission File No. 333-167424) (the “2010 Prior Registration Statement” and together with the 2007 Prior Registration Statement, the “Prior Registration Statements”).  The Company is registering 1,476,000 shares on this Form S-8 because the amendment to the Plan approved by the Company’s stockholders on June 5, 2012 authorizes the issuance of an additional 900,000 shares under the Plan (the “Additional Shares”), plus, as provided by the Plan: (i) shares available to be issued under the Plan upon the cancellation, expiration or forfeiture of awards of the Additional Shares, currently estimated to be up to 90,000 shares and (ii) shares received by the Company and available to be issued under the Plan as the result of the exchange of shares by a participant in the Plan as full or partial payment of the exercise price and/or tax withholding with respect to awards of the Additional Shares, currently estimated to be up to 486,000 shares.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.  Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 1,476,000 shares of Common Stock not previously registered.

Item 8.	Exhibits

Exhibit No.	Description

4.1	—	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 8, 2012).
4.3	—	Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2011).
4.4	—
Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4/A of the Registrant (Reg. No. 333-174214) filed with the Commission on June 3, 2011).

5.1*	—	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	—	Consent of the Company's Independent Registered Public Accounting Firm.
23.2*	—	Consent of LoopNet, Inc.'s Independent Registered Public Accounting Firm.
23.3*	—	Consent of Gibson, Dunn & Crutcher LLP (Contained in Exhibit 5.1).
24.1*	—	Powers of Attorney (Included in the Signature Pages to the Registration Statement).
99.1	—	CoStar Group, Inc. 2007 Stock Incentive Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 8, 2012).
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* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on June 27, 2012.

COSTAR GROUP, INC.

    By: /s/ Andrew C. Florance
    Andrew C. Florance
            Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Andrew C. Florance and Brian J. Radecki, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Michael R. Klein	Chairman of the Board	June 27, 2012
Michael R. Klein

/s/ Andrew C. Florance	Chief Executive Officer, President, and a Director (Principal Executive Officer)	June 27, 2012
Andrew C. Florance

/s/ Brian J. Radecki	Chief Financial Officer, (Principal Financial Officer and Principal Accounting Officer)	June 27, 2012
Brian J. Radecki

/s/ David Bonderman	Director	June 27, 2012
David Bonderman

/s/ Michael J. Glosserman	Director	June 27, 2012
Michael J. Glosserman

/s/ Warren H. Haber	Director	June 27, 2012
Warren H. Haber

/s/ Christopher J. Nassetta	Director	June 27, 2012
Christopher J. Nassetta

/s/ David J. Steinberg	Director	June 21, 2012
David J. Steinberg

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	—	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 8, 2012).
4.3	—	Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2011).
4.4	—
Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4/A of the Registrant (Reg. No. 333-174214) filed with the Commission on June 3, 2011).

5.1*	—	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	—	Consent of the Company's Independent Registered Public Accounting Firm.
23.2*	—	Consent of LoopNet, Inc.'s Independent Registered Public Accounting Firm.
23.3*	—	Consent of Gibson, Dunn & Crutcher LLP (Contained in Exhibit 5.1).
24.1*	—	Powers of Attorney (Included in the Signature Pages to the Registration Statement).
99.1	—	CoStar Group, Inc. 2007 Stock Incentive Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 8, 2012).
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* Filed herewith